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                                                                   Exhibit 23.2

                  CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Miller Exploration Company
Traverse City, Michigan

   We hereby consent to the references to Miller and Lents, Ltd. and to the proved reserve estimates from our report entitled, "Miller Exploration Company, Proved Reserves and Future Net Revenues as of December 31, 2001, SEC Price Case" dated February 11, 2002 in the Annual Report on Form 10-K of Miller Exploration Company for the year ended December 31, 2001.

                             MILLER AND LENTS, LTD.

                             By: /s/ CARL D. RICHARD
                             Its: Senior Vice President

Houston, Texas
March 15, 2002